Exhibit 99.1

NETAPP REPORTS SECOND QUARTER FISCAL YEAR 2017 RESULTS

Net Revenues of $1.34 Billion; Up 4% Quarter-over-Quarter;

GAAP EPS of $0.38 and Non-GAAP EPS of $0.60

•	All flash array annualized net revenue run rate exceeded $1 billion
•	Over 200 petabytes of flash shipped
•	Clustered Data ONTAP™ deployed on 86% of systems shipped
•	$169 million returned to shareholders in share repurchases and cash dividends

Sunnyvale, Calif.—November 16, 2016—NetApp (NASDAQ: NTAP) today reported financial results for the second quarter fiscal year 2017, ended October 28, 2016.

Second Quarter Financial Results

Net revenues for the second quarter of fiscal year 2017 were $1.34 billion. GAAP net income for the second quarter of fiscal year 2017 was $109 million, or $0.38 per share,1 compared to GAAP net income of $114 million, or $0.39 per share, for the comparable period of the prior year. Non-GAAP net income for the second quarter of fiscal year 2017 was $169 million, or $0.60 per share,2 compared to non-GAAP net income of $181 million, or $0.61 per share, for the comparable period of the prior year.

Cash, Cash Equivalents and Investments

NetApp ended the second quarter of fiscal year 2017 with $4.4 billion in total cash, cash equivalents and investments. During the second quarter of fiscal year 2017, the Company generated $158 million in cash from operations and returned $169 million to shareholders through share repurchases and a cash dividend.

The Company announced the next cash dividend of $0.19 per share. The quarterly dividend will be paid on January 25, 2017, to shareholders of record as of the close of business on January 6, 2017.

“Our second quarter results are evidence of our ability to maintain a high level of execution while streamlining the business and pivoting to the growth areas of the market,” said George Kurian, chief executive officer. “Our market-leading innovations in flash, next-generation data centers and hybrid cloud, coupled with a sharp focus on operational discipline, position NetApp to lead in the digital era.”

Q3 Fiscal Year 2017 Outlook

The Company provided the following financial guidance for the third quarter of fiscal year 2017:

•	Net revenues are expected to be in the range of $1.325 billion to $1.475 billion.
•	GAAP earnings per share is expected to be in the range of $0.41 to $0.46 per share.
•	Non-GAAP earnings per share is expected to be in the range of $0.72 to $0.77 per share.

Business Highlights

•	Increasing Flash Momentum
-

NetApp Recognized as a Leader in Gartner Magic Quadrant for Solid-State Arrays. NetApp named a Leader in the 2016 Gartner Magic Quadrant for Solid-State Arrays, based on the ability to execute and the completeness of vision. According to Gartner, Leaders execute well against their current vision and are well positioned for tomorrow.[3]

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NetApp Takes Top Honors for Customer Implementation, Brand Leadership at Flash Memory Summit 2016. NetApp’s SolidFire™ deployment was recognized for customer innovation at Internet Solutions and NetApp swept all six brand leadership categories for all-flash NAS and unified SAN/NAS arrays in the 2016 Brand Leader Survey.

•	Simplifying Data Management with New Solutions
-

New NetApp Software and Flash Systems Simplify Data Management. NetApp ONTAP software, flash systems and expanded public cloud support for Microsoft Azure provide the modern foundation to help customers maximize the value of data in the hybrid cloud.

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NetApp Boosts Performance, Lowers Cost of Data Analytics Applications for Midsize Businesses, Remote Offices. NetApp SANtricity™ software and the entry-level E2800 all-flash array deliver affordable performance and simplify the process of extracting value from third platform data.

•	Delivering Positive Customer Outcomes
-

UZ Leuven Speeds Collaboration of 17 Hospitals with NetApp Flash. This hospital network teams with NetApp to move, manage, and protect 6PB of critical patient data and was able to roll out new features across 17 hospitals within business hours with no downtime.

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Inland Northwest Health Services/Engage Protects Critical Patient Data, Boosts Care with NetApp. NetApp helped the technology arm for this healthcare provider create a new cloud service based on AltaVault™ that allows it to easily and affordably secure critical customer data.

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Buzinessware Fuels its On-demand Managed Infrastructure with NetApp SolidFire All-Flash Storage. Buzinessware, a Middle Eastern hosting and cloud service provider, teams with NetApp to deliver the exact level of performance required for each customer application and is able to make changes to performance and capacity on the fly without any disruption.

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RapidScale Accelerates Enterprise Profitability with NetApp. NetApp’s All Flash FAS gives RapidScale, a cloud service provider, a solid foundation to support its 100% annual growth, helping to preserve profit margins through storage efficiency, administration, and time savings.

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TechnologyOne Selects NetApp to Improve Profitability and Efficiency of Its SaaS Cloud Offering. NetApp enabled Australia’s largest enterprise software company to respond to changing customer needs by adopting a multi-cloud approach without increasing costs or complexity.

Webcast and Conference Call Information

NetApp will host a conference call to discuss these results today at 2:30 p.m. Pacific Time. To access the live webcast of this event, visit the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the Investor Relations website. An audio replay will also be available on the website after 4:30 p.m. Pacific Time today.

About NetApp

Leading organizations worldwide count on NetApp for software, systems and services to manage and store their data. Customers value our teamwork, expertise and passion for helping them succeed now and into the future. To learn more, visit www.netapp.com.

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made under the Q3 Fiscal Year 2017 Outlook section and statements made about our ability to maintain operational discipline and lead in the digital era. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, general global political, macroeconomic and market conditions, changes in U.S. government spending, revenue seasonality and matters specific to our business, such as our ability to understand, and effectively respond to changes affecting our market environment, product, technologies and customer requirements, including the impact of the cloud, customer demand for and acceptance of our products and services, our ability to reduce our cost structure, streamline the business and improve efficiency, our ability to effectively integrate the SolidFire acquisition, and our ability to manage our gross profit margins. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted Annual Report on Form 10-K. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

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NetApp and the NetApp logo and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. Other company and product names may be trademarks of their respective owners.

1 GAAP earnings per share is calculated using the diluted number of shares.

2Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) acquisition-related expenses, (d) restructuring and other charges, (e) asset impairments, (f) gains/losses on the sale of properties, and (g) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. Non-GAAP earnings per share is calculated using the diluted number of shares for all periods presented. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

3Gartner Research Methodologies, Gartner Magic Quadrant, www.gartner.com/technology/research/methodologies/research_mq.jsp

Gartner, Magic Quadrant for Solid-State Arrays, Valdis Filks, Joseph Unsworth, Arun Chandrasekaran, 22 August 2016

NetApp Usage of Non-GAAP Financial Information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate, and free cash flow, and historical and projected non-GAAP earnings per diluted share.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP earnings per share data when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock, after deducting capital expenditures. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, cannot be relied upon for future planning and forecasting.

D. Restructuring and other charges. These charges include restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. These items are not ordinarily included in our annual operating plan and related budget due to the unpredictability of the timing and size of these events. We therefore exclude them in our assessment of operational performance.

E. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

F. Gains/losses on the sale of properties. These are gains/losses from the sale of our properties. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

 G. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual properties from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 28, 2016	April 29, 2016

ASSETS

Current assets:
Cash, cash equivalents and investments	$4,357	$5,303
Accounts receivable	547	813
Inventories	97	98
Other current assets	219	234
Total current assets	5,220	6,448

Property and equipment, net	949	937
Goodwill and purchased intangible assets, net	1,834	1,856
Other non-current assets	759	796
Total assets	$8,762	$10,037

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$253	$254
Accrued expenses	620	765
Short-term loan	—	849
Short-term deferred revenue and financed unearned services revenue	1,655	1,794
Total current liabilities	2,528	3,662
Long-term debt	1,492	1,490
Other long-term liabilities	407	413
Long-term deferred revenue and financed unearned services revenue	1,546	1,591
Total liabilities	5,973	7,156

Stockholders' equity	2,789	2,881
Total liabilities and stockholders' equity	$8,762	$10,037

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 28, 2016	October 30, 2015	October 28, 2016	October 30, 2015

Revenues:
Product	$710	$815	$1,370	$1,479
Software maintenance	242	233	483	481
Hardware maintenance and other services	388	397	781	820
Net revenues	1,340	1,445	2,634	2,780

Cost of revenues:
Cost of product	376	408	735	753
Cost of software maintenance	7	9	15	19
Cost of hardware maintenance and other services	128	144	258	308
Total cost of revenues	511	561	1,008	1,080
Gross profit	829	884	1,626	1,700

Operating expenses:
Sales and marketing	418	448	847	940
Research and development	200	216	407	460
General and administrative	69	74	137	153
Restructuring and other charges	—	1	—	28
Total operating expenses	687	739	1,391	1,581

Income from operations	142	145	235	119

Other income (expense), net	—	(1)	(1)	3

Income before income taxes	142	144	234	122

Provision for income taxes	33	30	61	38

Net income	$109	$114	$173	$84

Net income per share:
Basic	$0.39	$0.39	$0.62	$0.28

Diluted	$0.38	$0.39	$0.61	$0.28

Shares used in net income per share calculations:
Basic	278	294	278	299

Diluted	284	296	283	302

Cash dividends declared per share	$0.190	$0.180	$0.380	$0.360

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 28, 2016	October 30, 2015	October 28, 2016	October 30, 2015
Cash flows from operating activities:
Net income	$109	$114	$173	$84
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57	67	117	136
Stock-based compensation	51	59	103	136
Other non-cash items, net	1	(16)	13	(52)
Changes in assets and liabilities:
Accounts receivable	(47)	(172)	264	189
Inventories	(16)	68	1	21
Accounts payable	17	(27)	(13)	(60)
Accrued expenses	60	31	(138)	(88)
Deferred revenue and financed unearned services revenue	(96)	(16)	(179)	(137)
Changes in other operating assets and liabilities, net	22	37	45	45
Net cash provided by operating activities	158	145	386	274
Cash flows from investing activities:
Redemptions (purchases) of investments, net	(123)	10	190	788
Purchases of property and equipment	(56)	(46)	(92)	(84)
Other investing activities, net	—	(2)	(1)	—
Net cash provided by (used in) investing activities	(179)	(38)	97	704
Cash flows from financing activities:
Issuance of common stock under employee stock award plans	16	6	25	25
Repurchase of common stock	(117)	(183)	(292)	(613)
Repayment of short-term loan	—	—	(850)	—
Dividends paid	(52)	(53)	(105)	(107)
Other financing activities, net	(1)	—	(3)	1
Net cash used in financing activities	(154)	(230)	(1,225)	(694)

Effect of exchange rate changes on cash and cash equivalents	(6)	(3)	(13)	(8)

Net increase (decrease) in cash and cash equivalents	(181)	(126)	(755)	276
Cash and cash equivalents:
Beginning of period	2,294	2,324	2,868	1,922
End of period	$2,113	$2,198	$2,113	$2,198

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DIO, DPO, CCC and Inventory Turns)
(Unaudited)

	Q2 FY'17	Q1 FY'17	Q2 FY'16

Revenues
Product	$710	$660	$815
Strategic	$439	$400	$434
Mature	$271	$260	$381
Software Maintenance	$242	$241	$233
Hardware Maintenance and Other Services:	$388	$393	$397
Hardware Maintenance Support Contracts	$316	$323	$326
Professional and Other Services	$72	$70	$71
Net Revenues	$1,340	$1,294	$1,445

Geographic Mix
	% of Q2 FY'17 Revenue	% of Q1 FY'17 Revenue	% of Q2 FY'16 Revenue
Americas	57%	57%	57%
Americas Commercial	42%	44%	42%
U.S. Public Sector	16%	13%	14%
EMEA	30%	30%	30%
Asia Pacific	13%	13%	14%

Pathways Mix
	% of Q2 FY'17 Revenue	% of Q1 FY'17 Revenue	% of Q2 FY'16 Revenue
Direct	22%	23%	23%
Indirect	78%	77%	77%

Non-GAAP Gross Margins
	Q2 FY'17	Q1 FY'17	Q2 FY'16
Non-GAAP Gross Margin	62.7%	62.4%	62.5%
Product	48.2%	46.7%	51.8%
Software Maintenance	97.1%	96.7%	96.1%
Hardware Maintenance and Other Services	67.8%	67.9%	64.7%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate
	Q2 FY'17	Q1 FY'17	Q2 FY'16
Non-GAAP Income from Operations	$204	$156	$219
% of Net Revenues	15.2%	12.1%	15.2%
Non-GAAP Income before Income Taxes	$204	$155	$218
Non-GAAP Effective Tax Rate	17.3%	16.6%	17.0%

Non-GAAP Net Income
	Q2 FY'17	Q1 FY'17	Q2 FY'16
Non-GAAP Net Income	$169	$129	$181
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	284	282	296
Non-GAAP Income per Share, Diluted	$0.60	$0.46	$0.61

Select Balance Sheet Items
	Q2 FY'17	Q1 FY'17	Q2 FY'16
Deferred Revenue and Financed Unearned Services Revenue	$3,201	$3,300	$3,046
DSO (days)	37	35	37
DIO (days)	17	15	20
DPO (days)	45	44	37
CCC (days)	9	6	21
Inventory Turns	21	25	18

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days inventory outstanding (DIO) is defined as net inventories divided by cost of revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Cash conversion cycle (CCC) is defined as DSO plus DIO minus DPO.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q2 FY'17	Q1 FY'17	Q2 FY'16
Net Cash Provided by Operating Activities	$158	$228	$145
Purchases of Property and Equipment	$56	$36	$46
Free Cash Flow	$102	$192	$99
Free Cash Flow as a % of Net Revenues	7.6%	14.8%	6.9%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY17	Q1'FY17	Q2'FY16

NET INCOME	$109	$64	$114
Adjustments:
Amortization of intangible assets	11	11	14
Stock-based compensation	51	52	59
Restructuring and other charges	—	—	1
Income tax effect of non-GAAP adjustments	(2)	2	(17)
Settlement of income tax audit	—	—	10
NON-GAAP NET INCOME	$169	$129	$181

COST OF REVENUES	$511	$497	$561
Adjustments:
Amortization of intangible assets	(7)	(6)	(14)
Stock-based compensation	(4)	(5)	(5)
NON-GAAP COST OF REVENUES	$500	$486	$542

COST OF PRODUCT REVENUES	$376	$359	$408
Adjustments:
Amortization of intangible assets	(7)	(6)	(14)
Stock-based compensation	(1)	(1)	(1)
NON-GAAP COST OF PRODUCT REVENUES	$368	$352	$393

COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$128	$130	$144
Adjustment:
Stock-based compensation	(3)	(4)	(4)
NON-GAAP COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$125	$126	$140

GROSS PROFIT	$829	$797	$884
Adjustments:
Amortization of intangible assets	7	6	14
Stock-based compensation	4	5	5
NON-GAAP GROSS PROFIT	$840	$808	$903

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY17	Q1'FY17	Q2'FY16

SALES AND MARKETING EXPENSES	$418	$429	$448
Adjustments:
Amortization of intangible assets	(4)	(5)	—
Stock-based compensation	(21)	(23)	(26)
NON-GAAP SALES AND MARKETING EXPENSES	$393	$401	$422

RESEARCH AND DEVELOPMENT EXPENSES	$200	$207	$216
Adjustment:
Stock-based compensation	(17)	(15)	(18)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$183	$192	$198

GENERAL AND ADMINISTRATIVE EXPENSES	$69	$68	$74
Adjustment:
Stock-based compensation	(9)	(9)	(10)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$60	$59	$64

RESTRUCTURING AND OTHER CHARGES	$—	$—	$1
Adjustment:
Restructuring and other charges	—	—	(1)
NON-GAAP RESTRUCTURING AND OTHER CHARGES	$—	$—	$—

OPERATING EXPENSES	$687	$704	$739
Adjustments:
Amortization of intangible assets	(4)	(5)	—
Stock-based compensation	(47)	(47)	(54)
Restructuring and other charges	—	—	(1)
NON-GAAP OPERATING EXPENSES	$636	$652	$684

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY17	Q1'FY17	Q2'FY16

INCOME FROM OPERATIONS	$142	$93	$145
Adjustments:
Amortization of intangible assets	11	11	14
Stock-based compensation	51	52	59
Restructuring and other charges	—	—	1
NON-GAAP INCOME FROM OPERATIONS	$204	$156	$219

INCOME BEFORE INCOME TAXES	$142	$92	$144
Adjustments:
Amortization of intangible assets	11	11	14
Stock-based compensation	51	52	59
Restructuring and other charges	—	—	1
NON-GAAP INCOME BEFORE INCOME TAXES	$204	$155	$218

PROVISION FOR INCOME TAXES	$33	$28	$30
Adjustments:
Income tax effect of non-GAAP adjustments	2	(2)	17
Settlement of income tax audit	—	—	(10)
NON-GAAP PROVISION FOR INCOME TAXES	$35	$26	$37

NET INCOME PER SHARE	$0.38	$0.23	$0.39
Adjustments:
Amortization of intangible assets	0.04	0.04	0.05
Stock-based compensation	0.18	0.18	0.20
Restructuring and other charges	—	—	—
Income tax effect of non-GAAP adjustments	(0.01)	0.01	(0.06)
Settlement of income tax audit	—	—	0.03
NON-GAAP NET INCOME PER SHARE	$0.60	$0.46	$0.61

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q2'FY17	Q1'FY17	Q2'FY16

Gross margin-GAAP	61.9%	61.6%	61.2%
Cost of revenues adjustments	0.8%	0.9%	1.3%
Gross margin-Non-GAAP	62.7%	62.4%	62.5%

GAAP cost of revenues	$511	$497	$561
Cost of revenues adjustments:
Amortization of intangible assets	(7)	(6)	(14)
Stock-based compensation	(4)	(5)	(5)
Non-GAAP cost of revenues	$500	$486	$542

Net revenues	$1,340	$1,294	$1,445

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q2'FY17	Q1'FY17	Q2'FY16

Product gross margin-GAAP	47.0%	45.6%	49.9%
Cost of product revenues adjustments	1.1%	1.1%	1.8%
Product gross margin-Non-GAAP	48.2%	46.7%	51.8%

GAAP cost of product revenues	$376	$359	$408
Cost of product revenues adjustments:
Amortization of intangible assets	(7)	(6)	(14)
Stock-based compensation	(1)	(1)	(1)
Non-GAAP cost of product revenues	$368	$352	$393

Product revenues	$710	$660	$815

RECONCILIATION OF NON-GAAP TO GAAP
HARDWARE MAINTENANCE AND OTHER SERVICES GROSS MARGIN
($ in millions)

	Q2'FY17	Q1'FY17	Q2'FY16

Hardware maintenance and other services gross margin-GAAP	67.0%	66.9%	63.7%
Cost of hardware maintenance and other services revenues adjustments	0.8%	1.0%	1.0%
Hardware maintenance and other services gross margin-Non-GAAP	67.8%	67.9%	64.7%

GAAP cost of hardware maintenance and other services revenues	$128	$130	$144
Cost of hardware maintenance and other services revenues adjustment:
Stock-based compensation	(3)	(4)	(4)
Non-GAAP cost of hardware maintenance and other services revenues	$125	$126	$140

Hardware maintenance and other services revenues	$388	$393	$397

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q2'FY17	Q1'FY17	Q2'FY16

GAAP effective tax rate	23.2%	30.4%	20.8%
Adjustments:
Tax effect of non-GAAP adjustments	(5.9)%	(13.8)%	0.8%
Settlement of income tax audit	—%	—%	(4.6)%
Non-GAAP effective tax rate	17.3%	16.6%	17.0%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q2'FY17	Q1'FY17	Q2'FY16
Net cash provided by operating activities	$158	$228	$145
Purchases of property and equipment	(56)	(36)	(46)
Free cash flow	$102	$192	$99

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
THIRD QUARTER FISCAL 2017

Third Quarter
Fiscal 2017

Non-GAAP Guidance - Net Income Per Share	$0.72 - $0.77

Adjustments of Specific Items to Net Income
Per Share for the Third Quarter Fiscal 2017:
Amortization of intangible assets	(0.05)
Stock-based compensation expense	(0.17)
Restructuring and other charges	(0.18)
Gain on sale of properties	0.03
Income tax effect of non-GAAP adjustments	0.06
Total Adjustments	(0.31)

GAAP Guidance - Net Income Per Share	$0.41 - $0.46

Press Contact:

Judy Radlinsky

NetApp

1 408 822 6527

judy.radlinsky@netapp.com

Investor Contact:

Kris Newton

NetApp

1 408 822 3312

kris.newton@netapp.com